UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 372-2230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

On August 8, 2012, Southwest Bancorp, Inc. (“Southwest”) repurchased from the United States Department of the Treasury (the “Treasury”) all 70,000 outstanding shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred”) pursuant to a letter agreement with the Treasury of that date (the “Repurchase Agreement”). In the repurchase, Southwest paid an aggregate purchase price of approximately $70.8 million to the Treasury, which included a $1,000 per share liquidation amount and approximately $807,000 for accrued and unpaid dividends. Southwest originally sold the Series B Preferred to the Treasury on December 5, 2008, pursuant to the Treasury’s Capital Purchase Program (“CPP”). A copy of the Repurchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits.

Exhibit 10.1-Letter Agreement dated August 8, 2012, by and between the United Stated Department of the Treasury and Southwest Bancorp, Inc.

Exhibit 99.1 -Press Release dated August 8, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.

By:	/s/ Priscilla J. Barnes
Priscilla J. Barnes
Senior Executive Vice
President and COO

Dated: August 8, 2012